 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Sun American Bancorp

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SUN AMERICAN BANCORP

9293 Glades Road
Boca Raton, Florida 33434

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 17, 2009

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To Our Stockholders:

Notice is hereby given that our annual meeting of stockholders will be held at our bank operations center located at 7300 Corporate Center Drive, Miami, Florida 33126 on Wednesday, June 17, 2009, at 9:00 a.m., E.D.T., for the following purposes:

1.

The election of two Class I directors to each serve for a term of three years, and until his respective successor is elected and qualified, more fully described in the accompanying proxy statement;

2.

To approve an amendment and restatement of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 40,000,000, as more fully described in the accompanying proxy statement; and

3.

To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Our board of directors is not aware of any other business to come before the annual meeting.

Stockholders of record as of the close of business on April 24, 2009 are entitled to notice of and to vote their shares by proxy or at the annual meeting.

By Order of the Board of Directors,

Michael E. Golden
President and Chief Executive Officer

Boca Raton, Florida

May 14, 2009

YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT PROXY CARDS BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

TABLE OF CONTENTS

Page

ABOUT THE ANNUAL MEETING

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

3

PROPOSAL 1 – ELECTION OF CLASS I DIRECTORS

6

PROPOSAL 2 – APPROVAL OF AN AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

19

STOCKHOLDER PROPOSALS

22

ANNUAL REPORT

22

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

A-1

ANNUAL MEETING OF STOCKHOLDERS

OF

SUN AMERICAN BANCORP

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PROXY STATEMENT

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Our board of directors solicits the accompanying proxy for use at our annual meeting of stockholders to be held on Wednesday June 17, 2009, at 9:00 a.m., E.D.T., at our bank operations center located at 7300 Corporate Center Drive, Miami, Florida 33126 and at any adjournment or postponement thereof.

The approximate date that this proxy statement and the enclosed form of proxy are first being sent or given to our stockholders is May 14, 2009. Our corporate headquarters are located at 9293 Glades Road, Boca Raton, Florida 33434, and our telephone number is (561) 544-1908.

Throughout this proxy statement, unless the context indicates otherwise, when we use the terms “the Company”, “we,” “our” or “us,” we are referring to Sun American Bancorp and its subsidiary Sun American Bank.

ABOUT THE ANNUAL MEETING

What are the purposes of the annual meeting?

At the annual meeting, stockholders will vote on: (i) the election of two Class I directors, as more fully described in Proposal 1 below; (ii) the amendment and restatement of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 40,000,000, as more fully described in Proposal 2 below; and (iii) such other business as may properly come before the annual meeting or any postponement or adjournment thereof. Our board of directors is not aware of any matters that will be brought before the annual meeting, other than procedural matters, that are not referred to in the enclosed notice of the annual meeting.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, April 24, 2009, are entitled to receive notice of the annual meeting and to vote shares of common stock held as of the record date at the annual meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Please note that if you hold shares in “street name” (that is, through a broker or other nominee) and plan to attend and vote in person at the annual meeting, you will need to bring evidence of your stock ownership, such as a copy of a brokerage statement, reflecting your stock ownership as of the record date.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote at the annual meeting will constitute a quorum. As of the record date, 11,672,773 shares of our common stock, $.025 par value per share, held by 624 stockholders of record, were issued and outstanding. Proxies received, but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the annual meeting. A broker non-vote occurs when shares held by a broker are not voted with respect to the proposal because the broker does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner of the shares.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you directed. If you are a stockholder of record and you attend the annual meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the annual meeting will need to obtain a proxy card from the institution that holds their shares as a holder of record.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your signed proxy, you may revoke your proxy and change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the annual meeting in person and so request, although attendance at the annual meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Our board of directors unanimously recommends that stockholders vote for: (i) the election of the two nominees for the Class I directors named herein, as more fully described in Proposal 1 below; and for (ii) the amendment and restatement of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 40,000,000, as more fully described in Proposal 2 below.

If your proxy card is properly executed and received in time for voting, and not revoked, such proxy card will be voted in accordance with your instructions marked on the proxy card. In the absence of any instructions or directions to the contrary, persons named in the enclosed proxy will vote all shares of common stock for the approval of proposals stated above.

The board does not know of any other matters other than the proposals set forth above that may be brought before the annual meeting or any postponement or adjournment thereof. In the event that any other matters should come before the annual meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

In particular, the enclosed proxy confers discretionary authority to vote with respect to the following matters that may come before the annual meeting or any postponement or adjournment thereof: (i) matters of which we have not received notice by March 31, 2009; (ii) approval of the minutes of the prior meeting if such approval does not amount to ratification of the action or actions taken at that meeting; (iii) any proposal omitted from the proxy statement and form of proxy pursuant to Rules 14a-8 and 14a-9 of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act in this proxy statement; (iv) the election of any person as director for which a bona fide nominee is named in the proxy statement and such nominee is unable to serve or for good cause will not serve; and (v) matters incident to the conduct of the annual meeting or any postponement or adjournment thereof. In connection with such matters, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

What vote is required to approve each item?

Directors are elected by a plurality of the votes cast with respect to Proposal 1. The affirmative vote of a majority of outstanding shares of our common stock is required to approve the proposal to amend and restate our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 40,000,000 with respect to Proposal 2.

Under the General Corporation Law of the State of Delaware, referred to as the Delaware law in this proxy statement, an abstention from voting has no effect under plurality voting. Under Delaware law in Proposal 2, an abstention from voting will have the same legal effect as an “against” vote. Proposal 2 is a non-routine matter and unless the broker receives instructions from the beneficial owner, a broker non-vote will occur. Broker non-votes will count as votes “against” Proposal 2. Any other matter that may properly come before the annual meeting should be approved by the affirmative vote of a majority of the shares present or represented by proxy at the annual meeting.

Who pays for the proxy solicitation?

We will pay the cost of the proxy solicitation, including the cost of preparing, printing and mailing the notice of the annual meeting, proxy statement and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to beneficial owners of our common stock and to request authority for the execution of proxies. We may reimburse such persons for their reasonable expenses incurred in connection with these activities.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the record date, there were 11,672,773 shares of common stock issued and outstanding. Unless otherwise noted below, and subject to applicable community property law, to our knowledge, each person has sole voting and investment power over the shares shown as beneficially owned by them. The number of shares beneficially owned by each stockholder is determined under rules and regulations promulgated by the Securities and Exchange Commission. The information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants or other convertible securities or rights held by that person that are shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The same shares may be beneficially owned by more than one person. The following table shows, as of the record date, the number of shares of common stock beneficially owned by: (i) each of our directors and nominees for director; (ii) our chief executive officer and our two other most highly compensated executive officers (the “Named Executive Officers”); (iii) all of our directors, nominees for director and Named Executive Oficers as a group; and (iv) each person known by us to beneficially own more than 5% of any class of our outstanding voting securities.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class
Directors and Named Executive Officers
James F. Partridge	577,857	(2)	4.9%
Nelson Famadas	169,227	(3)	1.4%
Michael E. Golden	403,865	(4)	3.4%
Leonard F. Marinello	580,966	(5)	4.9%
Stephen L. Perrone	215,038	(6)	1.8%
Michael F. Rosinus	242,450	(7)	2.1%
Alberto Valle	268,584	(8)	2.3%
Robert K. Garrett	43,990	(9)	*
Robert L. Nichols	85,786	(10)	*
All directors and Named Executive Officers as a group (9 persons)	2,587,763	(11)	20.4%
More than 5% Holders
Beach Bank Liquidating Trust c/o Boies, Schiller & Flexner LLP 100 Southeast 2nd Street, Suite 2800 Miami, FL 33131	1,126,715	(12)	9.7%
Second Curve Capital, LLC 237 Park Avenue, 9th Floor New York, NY 10017	750,000	(13)	6.3%
JGD Management Corp. c/o York Capital Management 767 Fifth Avenue, 17th Floor New York, NY 10153	1,955,750	(14)	15.9%

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class
York Global Value Holdings, LLC c/o York Capital Management 767 Fifth Avenue, 17th Floor New York, NY 10153	1,072,500	(14)	8.9%
York Investment Limited c/o York Capital Management 767 Fifth Avenue, 17th Floor 390 Park Avenue New York, NY 10022	652,321	(14)	5.5%
Ategra Capital Management, LLC 8300 Boone Blvd., Suite 200 Vienna, VA 22182	564,321	(15)	4.8%
Martin Stein 21331 Greenwood Ct. Boca Raton, FL 33433	1,159,018	(16)	9.9%

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*

less than 1%

(1)

Unless otherwise provided, the address of each beneficial holder listed above is c/o Sun American Bancorp, 9293 Glades Road, Boca Raton, Florida 33434.

(2)

Includes options to purchase 87,040 shares of common stock and other securities exercisable into 40,000 shares of common stock, which are exercisable within 60 days of the record date. Excludes options to purchase 104,000 shares of common stock, which are not exercisable within 60 days of the record date.

(3)

Includes 15,177 shares of common stock owned by Mr. Famadas’ wife, over which Mr. Famadas has voting and dispositive power, and options to purchase 88,020 shares of common stock held by Mr. Famadas, which are exercisable within 60 days of the record date. Excludes options to purchase 104,000 shares of common stock, which are not exercisable within 60 days of the record date.

(4)

Includes options to purchase 197,600 shares of common stock and other securities exercisable into 33,332 shares of common stock which are exercisable within 60 days of the record date. Includes 57,760 shares of restricted stock. Excludes options to purchase 306,000 shares of common stock, which are not exercisable within 60 days of the record date.

(5)

Includes options to purchase 87,220 shares of common stock and other securities exercisable into 40,000 shares of common stock, which are exercisable within 60 days of the record date. Excludes options to purchase 104,000 shares of common stock, which are not exercisable within 60 days of the record date.

(6)

Includes 79,898 shares of common stock held by the John L. Avant Family Trust, 400 shares of common stock held by Sefko Capital Ltd., 19,560 shares of common stock held by Seven Hills Investments, LLC, over which Mr. Perrone has sole voting power and shared investment power, 6,486 shares of common stock held by Brickell Bay Management Inc., over which Mr. Perrone has sole voting power, 19,914 shares of common stock held in Mr. Perrone’s IRA and options to purchase 86,980 shares of common stock, which are exercisable within 60 days of the record date. Excludes options to purchase 104,000 shares of common stock, which are not exercisable within 60 days of the record date. Includes other securities exercisable into 800 shares of common stock, which are exercisable within 60 days of the record date.

(7)

Includes 136,500 shares of common stock held by Rosinus Financial Fund LP, over which Mr. Rosinus has shared voting and investment power, Class F warrants to purchase 79,950 shares of common stock, which are exercisable within 60 days of the record date and options to purchase 26,000 shares of common stock, which are exercisable within 60 days of the record date. Excludes options to purchase 104,000 shares of common stock, which are not exercisable within 60 days of the record date.

(8)

Includes 50,590 shares of common stock held by Athlone N.V., 40,000 common shares held by BMC Development at Woods Walk, Inc., 59,574 common shares held by Nivesa Corporation, N.V. and 10,600 common shares held by V.L. Petrone, collectively which Mr. Valle has shared voting power. Includes warrants to purchase 20,000 securities exercisable into common shares held by BMC Development at Woods Walk, Inc. over which Mr. Valle has shared voting power. Includes options to purchase 87,820 shares of common stock, which are exercisable within 60 days of the record date. Excludes options to purchase 104,000 shares of common stock, which are not exercisable within 60 days of the record date.

(9)

Includes options to purchase 40,040 shares of common stock and includes other securities exercisable into 1,200 shares of common stock, all of which are exercisable within 60 days of the record date. Excludes options to purchase 58,960 shares of common stock, which are not exercisable within 60 days of the record date.

(10)

Includes options to purchase 78,000 shares of common stock, which are exercisable within 60 days of the record date. Excludes options to purchase 102,000 shares of common stock, which are not exercisable within 60 days of the record date.

(11)

Includes options to purchase 778,720 shares of common stock and other securities exercisable into 273,042 shares of common stock beneficially owned by the directors and Named Executive Officers, all of which are exercisable within 60 days of the record date. Excludes options to purchase 1,191,760 shares of common stock owned by directors and Named Executive Officers.

(12)

Includes 1,126,715 shares of common stock for which Michael Kosnitzky is the trustee and shareholder representative.

(13)

Includes 312,500 shares of common stock and Class F warrants to purchase 156,250 shares of common stock, which are exercisable within 60 days of the record date, owned by Second Curve Partners, LP, over which Second Curve Capital, LLC has voting and dispositive power and includes Class F warrants to purchase 93,750 shares of common stock, which are exercisable within 60 days of the record date. As reported on Schedule 13G/A filed with the SEC on February 17, 2009, Thomas K. Brown, a managing member of Second Curve Capital, has shared voting power and dispositive power over 750,000 shares.

(14)

Includes 178,800 shares of common stock (which consists of (i) 119,200 shares of common stock and (ii) warrants to purchase 59,600 shares of common stock) directly owned by York Capital Management, L.P.; 652,321 shares of common stock (which consists of (i) 436,609 shares of common stock and (ii) warrants to purchase 215,712 shares of common stock) directly owned by York Investment Limited; 1,072,500 shares of common stock (which consists of (i) 715,000 shares of common stock and (ii) warrants to purchase 357,500 shares of Common Stock) directly owned by York Global Value Partners, L.P.; and 52,129 shares of common stock (which consists of (i) 34,891 shares of common stock and (ii) warrants to purchase 17,238 shares of Common Stock) directly owned by a managed account. All of the warrants are exercisable within 60 days of the record date. These amounts are current as of December 31, 2008, based on the Schedule 13G/A filed with the SEC on February 17, 2009 by JGD Management Corp. As reported in the Schedule 13G/A, the general partners of York Capital Management, L.P. and York Global Value Partners, L.P. and the manager of York Investment Limited have delegated certain management and administrative duties of such funds to JGD Management Corp. In addition, JGD Management Corp. manages the managed account. Accordingly, JGD may be deemed to have beneficial ownership over the shares of common stock owned by such entities. JGD Management Corp. is the investment advisor of York Capital Management, L.P., York Global Value Partners, L.P. and York Investment Limited. James G. Dinan is the sole shareholder of JGD Management Corp.

(15)

As reported on Schedule 13G filed with the SEC on January 9, 2009 by reporting persons, Ategra Community Financial Institution Fund, LP and Ategra GP, LLC. Ategra GP, LLC is the general partner of Ategra Community Institution Fund, LP. The reporting persons share voting and dispositive power over the 564,321 shares of common stock.

(16)

Includes 732,877 shares of common stock held directly by Martin Stein, jointly with his spouse, 14,200 shares of common stock held by the Martin Stein Living Trust over which Mr. Stein has voting and dispositive power, 290,608 shares of common stock held by the Edith and Martin Stein Charitable Trust over which Mr. Stein has voting and dispositive power, 27,333 shares of common stock held by the Edith Stein Trust and includes other securities exercisable into 94,000 shares of common stock which are exercisable within 60 days of the record date.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation, in conjunction with our Amended and Restated Bylaws, provide that the number of directors constituting the board of directors shall be not less than five nor more than twenty-five with the exact number of directors to be fixed from time to time exclusively by resolution passed by a majority of our board of directors. The board has set the number of directors at seven. In accordance with our Amended and Restated Certificate of Incorporation, our board of directors is divided into three classes, designated Classes I, II and III, which are to be comprised of a number of directors as nearly equal in number as possible. Each director elected at the annual meeting will serve for a three-year term and until his respective successor has been duly elected and qualified or until the director’s resignation or removal. As a result, each year approximately one-third of our directorship is subject to re-election, providing for additional stability and continuity.

Based upon the recommendation of the Compensation Committee, the independent members of the board of directors have nominated each of Messrs. Rosinus and Marinello to be elected as directors at the annual meeting. We expect that our director nominees will be available for election, but if either of them should become unavailable to stand for election at any time before the annual meeting, the proxies may be voted for a substitute nominee selected by the independent members of the board of directors.

Information regarding directors and director nominees and their ages as of the record date is as follows:

Name	Age	Title/Position	Director Since	Present Term Expires	Class
Nominees
Leonard F. Marinello	69	Director	2000	2009	I
Michael F. Rosinus	50	Director	2005	2009	I
Directors Remaining in Office
Nelson Famadas, Ph.D.	60	Vice Chairman of the Board	2002	2010	II
Stephen L. Perrone	65	Director	2001	2010	II
James F. Partridge	80	Chairman of the Board	2000	2011	III
Michael E. Golden	65	Director, President and Chief Executive Officer	2002	2011	III
Alberto Valle	70	Director	2000	2011	III

The business experience for the past 5 years, unless otherwise indicated, of each member of the board of directors and each nominee is set forth below.

James F. Partridge: Mr. Partridge has been Chairman of the board of directors since April 2000. He also has been a director of Sun American Bank since April 2000. He retired as President of Visa International, Latin America and Caribbean Region, on June 30, 1999 after serving in a variety of capacities since 1978. Mr. Partridge initially joined the management team of Visa International as Vice President in charge of the Development Division for the Western United States, Latin America and Asia-Pacific.

Nelson Famadas, Ph.D.: Dr. Famadas has been our director and Vice Chairman since May 2002. He also has been a director of Sun American Bank since February 2002. He has served as Chairman and Chief Executive Officer of Gables Holding Corporation, a real estate development company, since 1991. He serves on the board of directors of various civic and charitable organizations both in Puerto Rico and Florida. He is also a member of the board of directors of a community-based home healthcare agency, as well as of two non-profit hospitals. He is presently an Adjunct Professor at Florida International University’s School of Business Administration, lecturing in Operations Management.

Michael E. Golden: Mr. Golden has been our director since March 2002 and President and Chief Executive Officer since June 2002. He also has been Chairman of the Board and Chief Executive Officer of Sun American Bank since August 2005 and its President since January 2007. He has been in the investment banking/securities business for over 25 years. He was a Senior Vice President in sales and management at Smith Barney from 1979 to 1989. In 1989, he founded a securities firm, First Colonial Securities Group, which grew nationwide to 25 offices and 200 retail brokers specializing in asset management and investment banking. Mr. Golden worked at First Colonial Securities Group until March 2001 and acted as a private investor from March 2001 until April 2002 and as a private securities broker from April to June 2002. He also has been on the board of directors of other banks and industrial companies. He is currently Chairman of the Kid Academy, a child-learning center that he founded in 1987. He is a graduate of Temple University and earned a Bachelor of Arts degree, majoring in Accounting and Economics.

Leonard F. Marinello: Mr. Marinello has been our director since April 2000. He also has been a director of Sun American Bank since April 2000. He is founder, President and Chief Executive Officer of Allied Plating Supplies, Inc., a company engaged in the metal finishing business located in Hialeah, Florida, which was formed in 1957. He was a director of Commercial Trust Bank from 1988 to 1993. During his tenure at Commercial Trust Bank, he was an active member of its Loan and Audit Committees. He also has served as a director of several privately held companies, including Allied Plating Supplies, Inc. (Chairman), Arch Drain Block Co. (Chairman), Brick Oven Pizzaria and Royal Sport, Inc. He is a graduate of the University of Miami, where he received a Bachelor’s Degree in Finance.

Stephen L. Perrone: Mr. Perrone has been our director since September 2001. He also has been a director of Sun American Bank since September 2001. He is founder and President of Brickell Bay Capital Group, a private investment firm, which was formed in 1996. Prior to founding Brickell Bay Capital Group, he was a partner with the law offices of Shutts & Bowen in Miami, Florida, where he began his legal career in 1968. He is also a Florida Certified Public Accountant. He has been active in numerous civic and community organizations and is a past board member of the Archdiocese of Miami Education Foundation and Gulliver School.

Michael F. Rosinus: Mr. Rosinus has been our director since November 2005. He also has been a director of Sun American Bank since March 2006. He has been the managing partner of Rosinus Financial Fund, L.P. since January 2006. He was a portfolio manager at Tiedeman Investment Group and a general partner in Tiedeman Rosinus LP from 1998 to 2006.

Alberto Valle: Mr. Valle has been our director since September 2001. He also has been a director of Sun American Bank since September 2001. He has been a Vice President at BMC Development at Woods Walk, Inc. since 1987. He was employed by Athlone of Florida, Inc. from 1987 to 2002. He was a director of Commercial Trust Bank from 1988 to 1993. He also served as Vice President and Lending Officer for Commercial Bank and Trust from 1985 to 1988. He attended the Havana Institute in Havana, Cuba where he received a Bachelor of Science Degree.

The business experience for the past 5 years, unless otherwise indicated, of our executive officers who are not also directors, is set forth below.

Alfredo M. Barreiro: Mr. Barreiro, age 41, has been the Chief Operating Officer of our Company since June 2004 and an Executive Vice President of Sun American Bank since June 2005 and the Chief Operating Officer of Sun American Bank since 2003. He was the Chief Financial Officer and Controller of our Company and Sun American Bank from 2002 to 2003. He was the Chief Financial Officer of Union Credit Bank in Miami, Florida from 2001 to 2002. He was the Vice President and Controller of Sofisa Bank of Florida from 1999 to 2001. He was the Controller of Florida International Bank from 1997 to 1999 and the Assistant Controller from 1995 to 1997. He started his banking career with Banco Latino International as an Accounting Assistant and Assistant Treasurer. He is a graduate of Florida International University where he received a Bachelor’s of Business Administration Degree in Finance and Miami Dade Community College where he received an Associate of Arts Degree in Economics.

Robert K. Garrett: Mr. Garrett, age 47, has been an Executive Vice President since June 2005 and the Chief Lending Officer of Sun American Bank since 2000. He was the Vice President of Commercial Lending for Intercontinental Bank, Totalbank and Eastern National Bank in Miami, Florida. He started his banking career with Commercial Bank & Trust Company in Miami, Florida in 1980. He received a Commercial Lending Diploma from the American Institute of Banking and is a graduate of Florida International University where he received a Bachelor’s of Arts Degree in Finance.

Robert L. Nichols: Mr. Nichols, age 50, has been the Chief Financial Officer of our Company since April 2004 and the Secretary since January 2007. He also has been the Chief Financial Officer of Sun American Bank since April 2004 and President of its Executive Committee since June 2005. He was the Chief Financial Officer for the Private Banking business in the United States for the Royal Bank of Canada in Miami, Florida from September 2002 to April 2004 and also developed an Investment Advisory business for the Royal Bank of Canada since he relocated to Miami, Florida in 1997. He was the Managing Director of the Royal Bank of Canada’s International Investment Management and Trust business in Barbados from 1991 to 1997. He managed a Branch Audit function and then the Corporate Accounting department of Royal Trust from 1986 to 1991. He spent five years in public accounting with Ernst & Young LLP in Canada. He is a graduate of the University of Toronto where he received a Bachelor’s of Commerce Degree. He earned a Chartered Accountant (Canada) designation in 1984.

William T. Ross: Mr. Ross, age 59, has been the Executive Vice President, Sales and Service of Sun American Bank since June 2005. From February 2005 to June 2005, Mr. Ross was Vice President, Sales and Service of Sun American Bank. He has been in the financial services industry for over 32 years. He was a market executive for RBC Centura Bank from July 2003 to January 2005. He was a Senior Manager in sales and service management for Bank of Montreal and Harris Trust from January 1975 to June 2003. In 1997, he assumed responsibility for coordinating the expansion efforts of Bank of Montreal/Harris Bank in the Florida market.

COMMITTEES OF THE BOARD OF DIRECTORS

The board of directors has established an Audit Committee and a Compensation Committee, each of which is briefly described below. The board of directors does not have a separate standing Nominating Committee, but the Compensation Committee fulfills the function of the Nominating Committee.

Audit Committee

The Audit Committee assists the board of directors in maintaining the integrity of our financial statements, and of our financial reporting processes and systems of internal audit controls, and our compliance with legal and regulatory requirements. The Audit Committee reviews the scope of independent audits and assesses the results. The Audit Committee meets with management to consider the adequacy of the internal control over, and the objectivity of, financial reporting. The Audit Committee also meets with the independent auditors and with appropriate financial personnel concerning these matters. The Audit Committee selects, determines the compensation of, appoints and oversees our independent auditors. The independent auditors periodically meet with the Audit Committee and always have unrestricted access to the Audit Committee. The Audit Committee, which currently consists of Messrs. Famadas, Perrone, Rosinus and Valle, met 14 times in 2008. The board of directors has determined that each of Messrs. Famadas, Perrone, Rosinus and Valle is independent under the standards of independence of the Marketplace Rules of the Nasdaq Stock Market, and Rule 10A-3 of the Exchange Act and that Mr. Famadas qualifies as an “audit committee financial expert” as defined under Item 407 of Regulation S-K.

The Audit Committee has adopted a charter which was included as an appendix to the Company’s proxy statement filed with the Securities and Exchange Commission on April 30, 2007.

Compensation Committee

The Compensation Committee administers incentive compensation plans, including stock option plans, and advises the board of directors regarding employee benefit plans. The Compensation Committee establishes the compensation structure for our senior management, approves the compensation of our senior executives, and makes recommendations to the independent members of the board of directors with respect to compensation of the Chief Executive Officer. The Compensation Committee advises and makes recommendations to the board of directors on all matters concerning directorships, including the selection of candidates as nominees for election as directors and committee membership. The Compensation Committee is responsible for developing corporate governance policies. The Compensation Committee also recommends potential successors for key management. The Compensation Committee, which currently consists of Messrs. Famadas, Perrone and Rosinus, met 6 times in 2008. The board of directors has determined that each of Messrs. Famadas, Perrone and Rosinus is independent under the standards of independence of the Marketplace Rules of the Nasdaq Stock Market and is a non-employee director as defined in Rule 16b-3(b)(3) of the Exchange Act and “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986.

The Compensation Committee has adopted a charter which was included as an appendix to the Company’s proxy statement filed with the Securities and Exchange Commission on April 30, 2007.

INDEPENDENCE OF THE BOARD OF DIRECTORS

The board of directors has determined that each of Messrs. Famadas, Marinello, Partridge, Perrone, Rosinus and Valle is independent under the standards of independence of the Marketplace Rules of the Nasdaq Stock Market. As a result, a majority of the members of the board of directors are independent as required by the Marketplace Rules of the Nasdaq Stock Market. In making its determination, the board of directors considered the lack of relationships or transactions between us and these independent directors.

CODE OF CONDUCT AND ETHICS

We have established a Code of Conduct and Ethics that applies to all of our directors, officers and employees. We have also established a Code of Ethics for our Chief Executive Officer and senior financial officers including our principal financial officer, principal accounting officer or controller, if any, or persons performing similar functions. A copy of the Code of Ethics for Senior Financial Officers is available on our website at: www.sunamericanbank.com.

We intend to disclose any amendments to or waivers from our Code of Ethics applicable to any of our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on our website at: www.sunamericanbank.com.

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation of our non-employee directors during fiscal 2008.

Name (1)	Fees Earned or Paid in Cash($)	Option Awards ($) (2) (3) (4)	Total($)
James F. Partridge	$46,000	$101,700	$147,700
Nelson Famadas, Ph.D.	54,500	101,700	156,200
Leonard F. Marinello	44,500	101,700	146,200
Stephen L. Perrone	54,500	101,700	156,200
Michael F. Rosinus	36,000	101,700	137,700
Alberto Valle	47,000	101,700	148,700

———————

(1)

Michael E. Golden, our director, President and Chief Executive Officer, did not receive any compensation during fiscal 2008 for serving on our board of directors.

(2)

Options to purchase 30,000 shares of common stock were granted to each non-employee director in January 2008 at an exercise price of $3.60 per share. In December 2008, options to purchase 60,000 shares of common stock were granted to each non-employee director at an exercise price of $0.69 per share. At December 31, 2008 the closing price of our common stock was $0.37 per share. However, for accounting purposes, the Company uses the “Black Scholes fair value method,” to value each stock option awarded to each of our non-employee directors. On the date of the January 2008 and December 2008 grants that fair value was $2.09 and $0.65 per option, respectively. No modification, amendment or re-pricing of the option exercise price was conducted. No dividends or other earnings were paid on stock option awards during the year.

(3)

On December 31, 2008, the following represents the aggregate number of option awards outstanding for each of the above named directors: (i) Mr. Partridge – 191,040; (ii) Mr. Famadas – 192,020; (iii) Mr. Marinello – 191,220; (iv) Mr. Perrone – 190,980; (v) Mr. Valle – 191,820; and (vi) Mr. Rosinus – 130,000.

 (4)

Represents the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R. Assumptions made in the computation of stock-based compensation expense with respect to fiscal year 2008 are described in Note 12 of the Notes to Consolidated Financial Statements, included in the Company’s Form 10-K for each of the years ended December 31, 2008 and 2007.

Non-employee director compensation for the 2008 fiscal year consisted of a monthly retainer for each director and a grant of stock options. The amount of the monthly retainer varied by director as noted above and was allocated based upon the number and value of board committee assignments in which each director participated. In addition, each non-employee director was granted an equal allotment of stock options, each granted with the same terms and conditions, during the year. No distinction was made between the various board and committee related assignments in determination of the stock option award for each director during the 2008 fiscal year.

MEETINGS OF THE BOARD OF DIRECTORS

In 2008, the board of directors held 11 meetings including both regular and spercial meetings. In 2008, each director attended more than 75% of the aggregate of: (i) the number of meetings of the board of directors held during the period he served on the board; and (ii) the number of meetings of committees of the board of directors held during the period he served on such committees.

DIRECTOR NOMINATION PROCESS

General Information. We do not have a separate standing Nominating Committee of the board of directors or a Nominating Committee Charter. The Compensation Committee performs the function of a nominating committee and is responsible for, among other matters, determining the board member qualifications needed to strengthen and balance the board of directors, establishing criteria for selecting new directors, recommending nominees for director and recommending directors for membership on various committees of the board of directors for consideration of the full board. The members of the Compensation Committee are Stephen L. Perrone, Nelson Famadas, Ph.D. and Michael F. Rosinus.

Consideration of Director Candidates Recommended or Nominated by Stockholders. The Compensation Committee will consider properly submitted stockholder recommendations of director candidates. A stockholder who wishes to recommend a prospective director nominee should send a letter to the Chairman of the Compensation Committee at: 9293 Glades Road, Boca Raton, Florida 33434. Such letter must be signed and dated and the following information must be included in or attached to the letter:

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name and address of the stockholder making the recommendation;

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proof that the stockholder was the stockholder of record, and/or beneficial owner, of the common stock as of the date of the letter;

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the name, address and resume of the recommended nominee;

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all other information regarding the stockholder nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and

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written confirmation executed by the proposed nominee to serve as a director if so nominated and elected.

The deadline for submitting the letter recommending a prospective director nominee for next year’s annual meeting of stockholders is January 13, 2010, provided the stockholder making the recommendation would like the Compensation Committee to consider recommending such candidate to the independent members of the board of directors for inclusion in the proxy materials for next year’s annual meeting of stockholders.

Director Qualifications. In order to be considered for nomination for director, a candidate must meet the following criteria:

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the director must be a natural person over 21 years of age;

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the director should have high-level business experience;

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the director should have knowledge about the issues affecting our business and the industry in which we operate;

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the director should have high moral character and share our values; and

•

the director should have sufficient time to devote the director’s energy and attention to the diligent performance of the director’s duties, including, but not limited to, review of our documents, SEC filings and other materials and the attendance at board of directors and committee meetings, as applicable.

Additional special criteria apply to directors being considered to serve on a particular committee of the board of directors, including, but not limited to, the Audit Committee. For instance, the Compensation Committee will review whether the director nominee is independent.

Identifying and Evaluating Nominees for Director. The Compensation Committee assesses the appropriate size of the board of directors in accordance with our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, whether any vacancies on the board of directors are expected and which incumbent directors will stand for reelection at the next annual meeting of stockholders. If a vacancy is anticipated, or otherwise arises, the Compensation Committee considers candidates for director suggested by members of the Compensation Committee and other members of the board of directors, as well as management, stockholders and other parties, and makes recommendations to the independent members of the board of directors regarding proposed candidates to fill the vacancy. The Compensation Committee also has the authority to retain a search firm to identify and evaluate director candidates. Except for incumbent directors standing for reelection as described below, there are no differences in the manner in which the Compensation Committee evaluates nominees for director, based on whether the nominee is recommended by a stockholder or any other party.

In the case of an incumbent director whose term of office expires, the Compensation Committee reviews such director’s service to us during the past term, including, but not limited to, the number of board of directors and committee meetings attended, as applicable, quality of participation and whether the candidate continues to meet the general qualifications for a member of the board of directors outlined above, including the director’s independence, as well as any special qualifications required for a member of a committee of the board of directors if such director serves on one or more committees of the board of directors and makes a recommendation regarding such director’s nomination for reelection to the full board of directors. When a member of the Compensation Committee is an incumbent director eligible to stand for reelection, such director does not participate in the discussion of his or her recommendation for nomination for reelection.

In the case of a new director candidate, the Compensation Committee will evaluate whether the nominee is independent and whether the nominee meets the qualifications for a member of the board of directors outlined above, as well as any special qualifications applicable to a member of a committee of the board of directors on which the nominee may be appointed to serve if elected. In connection with such evaluation, the Compensation Committee determines whether it should interview the nominee, and if warranted, one or more members of the Compensation Committee interview the nominee in person or by telephone.

Upon completing the evaluation, and the interview in case of a new candidate, the Compensation Committee makes a recommendation to the independent members of the board of directors as to whether to nominate the nominee for election at the annual meeting of stockholders. Nonetheless, pursuant to the employment agreement between us and Mr. Michael Golden, our President and Chief Executive Officer, we have agreed to cause Mr. Golden to be nominated to the board of directors throughout the term of his employment agreement. See “Narrative to Summary Compensation Table” below for a more detailed description of the employment agreement.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of Sun American Bancorp (the “Company”) has reviewed and discussed the audited consolidated financial statements of the Company and its subsidiary, Sun American Bank, with management of the Company and Carr, Riggs & Ingram, LLC, independent public accountants for the Company for the year ended December 31, 2008. Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States.

The Audit Committee has discussed with Carr, Riggs & Ingram, LLC the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and confirming letter from Carr, Riggs & Ingram, LLC required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence,” and has discussed with Carr, Riggs & Ingram, LLC their independence from the Company.

Based on these reviews and discussions with management of the Company and Carr, Riggs & Ingram, LLC referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2008 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of this proxy statement.

Submitted by the Audit Committee:

Nelson Famadas, Ph.D. Chairman
Stephen L. Perrone
Michael F. Rosinus
Alberto Valle

COMMUNICATION WITH THE BOARD OF DIRECTORS

Stockholders may communicate issues or concerns regarding our business or the functions of the board of directors to the board of directors or individual members of the board of directors, including the Chairman of the Board’s Compensation Committee or Audit Committee, c/o the Secretary, Sun American Bancorp, 9293 Glades Road, Boca Raton, Florida 33434.

The Secretary will review all correspondence and will create a log of all correspondence received. The Secretary will periodically forward any correspondence received from a stockholder that deals with concerns regarding our business or with the functions of the board of directors or which the Secretary otherwise determines requires the attention of the board of directors, to the board of directors or to the member of the board of directors to whom the correspondence is addressed. Directors may at any time review the log of all correspondence received and request copies of any such correspondence. Concerns relating to questionable accounting, internal controls or auditing matters will be brought to the attention of the board of directors in accordance with the procedures established by the Audit Committee with respect to such matters and set forth in our Whistle Blower Policy.

DIRECTOR ATTENDANCE AT THE ANNUAL MEETING OF STOCKHOLDERS

The board of directors has adopted a policy that a majority of our directors attend the annual meeting of stockholders. Directors Partridge, Golden, Marinello, Valle, Famadas, Rosinus and Perrone attended last year’s annual meeting of stockholders held on June 18, 2008.

Summary Compensation Table

The following table sets forth information relating to all compensation awarded to, earned by or paid to our principal executive officer and two most highly compensated officers, collectively referred to as the Named Executive Officers in this proxy statement, for services rendered in all capacities to us during the fiscal years ended December 31, 2008 and 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (2) (3)	Options Awards ($) (3)	All Other Compensation ($)		Total ($)
Michael E. Golden Director, President and Chief Executive Officer of our Company and Chairman, President and Chief Executive Officer of Sun American Bank (1)	2007 2008	350,000 350,000	94,000 91,500	261,500 —	177,000 363,600	21,996 21,996	(4)	904,496 827,096
Robert L. Nichols Chief Financial Officer of our Company and President of the Executive Committee and Chief Financial Officer of Sun American Bank	2007 2008	210,000 210,000	26,437 18,000	—	88,500 126,400	9,000 9,000	(5)	333,937 363,400
Robert K. Garrett Executive Vice President and Chief Lending Officer of Sun American Bank	2007 2008	150,000 165,000	15,125 14,500	—	53,100 69,470	6,600 6,600	(5)	224,825 255,570

———————

(1)

In 2008 and 2007, Mr. Golden did not receive any compensation for serving on our board of directors.

(2)

Mr. Golden was awarded 20,000 shares of restricted stock under the 2005 Amended and Restated Stock Option and Stock Incentive Plan, which was granted for service to be performed during the 2007 fiscal year.

(3)

Represents the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R. Assumptions made in the computation of stock-based compensation expense with respect to fiscal year 2008 are described in Note 12 of the Notes to Consolidated Financial Statements, included in the Company’s Form 10-K for each of the years ended December 31, 2008 and 2007.

(4)

In 2008 and 2007, this includes $11,196 in life insurance premiums paid by us and a car allowance of $10,800.

(5)

The amount represents a car allowance.

Narrative to Summary Compensation Table

Elements of compensation for our Named Executive Officers include salary, bonus, restricted shares of our common stock, options to purchase shares of our common stock and other perquisites, such as the payment of life insurance premiums, car allowances and country club memberships, as applicable. We do not have a pension plan and do not pay non-equity incentive plan based compensation and do not offer nonqualified deferred compensation arrangements. As a result, columns related to these items have been deleted from the table above.

Employment Agreement with Michael Golden

On March 6, 2008, we entered into an employment agreement with Michael Golden, our director, President and Chief Executive Officer and Chairman, President and Chief Executive Officer of Sun American Bank. In these capacities, Mr. Golden is responsible for overseeing and managing our day-to-day business, operations and strategy and reports directly to the board of directors.

Mr. Golden was employed for an initial term of one year commencing on January 1, 2008 and ending December 31, 2008. The agreement extends automatically each year on the anniversary date of the initial term for an additional one year term unless either party provides written notice at least 30 days prior to the end of the extended term. The agreement automatically renewed on January 1, 2009.

During the initial and current term, Mr. Golden receives an annual base salary of $350,000 and quarterly performance bonuses of $31,250 subject to performance considerations. The Compensation Committee of the board of directors will pay Mr. Golden the performance bonuses if we meet, or, in the discretion of the Compensation Committee, substantially meet, certain established financial goals based upon our approved budget. To the extent a performance goal is not met in a particular quarter, the Compensation Committee may pay Mr. Golden the missed quarterly bonus as part of the following quarter’s bonus if the performance goal is met by the end of the following quarter. By way of example, if a performance goal is not met in the first quarter, but is met by the end of the second quarter, Mr. Golden’s second quarter bonus will include the missed bonus for the first quarter and he will receive a $62,500 bonus. As part of his annual compensation package, the Compensation Committee approved bonus payments totaling $91,500 to Mr. Golden for his performance in 2008. In addition, as part of his annual compensation package, on January 3, 2008, September 2, 2008 and on December 18, 2008, the Compensation Committee approved the issuance of options to purchase 90,000, 50,000 and 150,000 shares respectively, of our common stock to Mr. Golden.

The agreement provides that Mr. Golden is also entitled to a $900 per month car allowance, participation in the insurance, health and medical benefits that are generally made available to our senior executives, payment of the premium on the life insurance policy payable to his beneficiaries, 4 weeks of vacation, reimbursement of necessary and reasonable expenses incurred or paid by him in connection with the performance of his duties, and such other benefits as may be provided to our other senior executives, including participation in our 401(k) plan and stock option plans.

The agreement also provides that Mr. Golden will be nominated to be elected as a director to the board of directors each time his term as a director is set to expire.

If, during the employment term or for a period of twelve (12) months following the employment term, Sun American Bancorp or Sun American Bank (together, the “Company”) (i) consummates a merger, consolidation, sale of all or substantially all of its assets, or enters into a business combination whereby, following such transaction, the Company is not the surviving corporation or (ii) enters into a transaction or series of transactions with a person, group or entity resulting in the acquisition of fifty percent (50%) or more of the then outstanding shares of common stock (or any other securities with voting rights attached thereto), then simultaneously with the consummation of any event provided in the agreement (a "Triggering Event"), the Company is required to pay to Mr. Golden a bonus in cash in an amount equal to the greater of (i) the maximum amount that can be paid to Mr. Golden without being considered an “Excess Parachute Payment” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), or (ii) two percent (2%) of the total consideration paid, received or contributed by or to the Company in connection with such Triggering Event (the "Sale Bonus"). If any Sale Bonus paid to Mr. Golden under the agreement is determined to be an "Excess Parachute Payment" under Section 280G of the Code, we are required to pay him a sum equal to fifty percent (50%) of an additional amount such that (x) the excess of all Excess Parachute Payments (including any payments under the agreement) over the sum of excise tax thereon under Section 4999 of the Code and income tax thereon under Subtitle A of the Code and under applicable state law is equal to (y) the excess of all Excess Parachute Payments (excluding payments under this sentence) over income tax thereon under Subtitle A of the Code and under applicable state law. The above determination will be made without regard to interest and penalties for failure to pay or underpayment of taxes. For purposes of the agreement, "Consideration" means (i) any cash and the "fair market value" (as determined by an independent investment bank of national reputation or as otherwise agreed to in writing by us and Mr. Golden) of any securities or other property, paid or payable at the time of the consummation of the relevant Triggering Event or committed to be paid in the future, (ii) the aggregate dollar amount of all indebtedness owed by us (including guarantees of indebtedness owed by us or a third party) assumed, recapitalized or restructured at the time of, or in connection with, the consummation of the relevant Triggering Event, and (iii) any other contingent amounts.

In the event of Mr. Golden’s death, the agreement automatically terminates and in the event of his incapacity, the agreement may be terminated by us upon written notice. In either event, we will pay to Mr. Golden, his estate, or his legal representative, as applicable (i) the base salary owing through the date of death, plus the base salary for the remaining term of the agreement and an additional one year term; (ii) the performance bonus; and (iii) any business expenses that were properly reimbursable to him through the date of termination.

We may terminate Mr. Golden’s employment at any time for “cause,” as defined below, upon written notice. In the event Mr. Golden’s employment is terminated by us for cause or he voluntarily terminates his employment prior to the end of the employment term upon 90 days’ prior written notice, we will pay to him: (i) the base salary owing through the date of termination; (ii) any accrued, but unpaid, performance bonus; and (iii) any business expenses that were properly reimbursable to him through the date of termination. “Cause” is defined in the agreement to include: (i) the material breach by Mr. Golden of any of the material terms or provisions of the agreement; (ii) the willful misconduct of Mr. Golden in connection with the performance of his material duties or his willful refusal to perform all or any portion of his material duties and responsibilities; or (iii) fraud, criminal conduct, material dishonestly or breach of trust or embezzlement by Mr. Golden.

We may terminate Mr. Golden’s employment without cause at any time upon 30 days’ prior written notice. In such event, the agreement requires us to pay to Mr. Golden, in accordance with our regular payroll policy: (i) the base salary owing through the date of termination, plus the base salary for the remaining term of the agreement and an additional one year term, referred to as the severance period in this document; (ii) the performance bonus; (iii) any business expenses that were properly reimbursable to him through the date of termination; and (iv) during the severance period, the health and medical insurance and other benefits that were provided to him prior to termination. In addition, any stock options granted by us to Mr. Golden that have not vested or are not exercisable on the date of termination will automatically vest and become immediately exercisable.

Mr. Golden may terminate his employment for “good reason,” as defined below, upon notice to us within 30 days after he has actual knowledge of the event providing such good reason and we fail to cure the event within 30 days following the notice. If Mr. Golden terminates his employment for good reason, it will have the same effect and afford him the same rights and benefits as if we terminated his employment without cause. “Good reason” means the occurrence of any of the following events: (i) Mr. Golden is not retained as our Chief Executive Officer even if he is allowed to continue in our employ; (ii) we materially reduce his duties and responsibilities; (iii) he is removed from his position as a member of our board of directors for any reason other than in connection with his termination for cause; or (iv) we fail to perform or observe any of our material obligations to him under the agreement, including, without limitation, by failing to provide or cause the provision of, any compensation or benefits that we are obligated to provide.

Employment Agreements with other Executive Officers

On May 11, 2008, Sun American Bank (the “Bank”) entered into employment agreements with Mr. Robert Nichols, Chief Financial Officer of the Company and of the Bank and Mr. Robert Garrett, Chief Lending Officer of the Bank. During the initial term from January 1, 2008 to December 31, 2008, Mr. Nichols and Mr. Garrett received an annual base salary of $210,000 and $165,000 respectively. Each of Mr. Nichols and Mr. Garrett was entitled to receive an annual performance bonus to be determined at the sole discretion of the Chief Executive Officer. In 2008, Mr. Nichols and Mr. Garrett, received annual performance bonuses of $18,000 and $14,500 respectively, for their performance in 2008. These employment agreements extend automatically each year on the anniversary date of the initial term for an additional one year term unless either party provides written notice at least 30 days prior to the end of the extended term. The agreements automatically renewed on January 1, 2009.

As part of his annual compensation package, on January 3, 2008, September 2, 2008 and on December 18, 2008, the Chief Executive Officer approved the issuance of options to purchase 30,000, 20,000 and 50,000 shares respectively, of our common stock to Mr. Nichols. As part of his annual compensation package, on January 3, 2008, September 2, 2008 and on December 18, 2008, the Chief Executive Officer approved the issuance of options to purchase 18,000, 10,000 and 25,000 shares respectively, of our common stock to Mr. Garrett.

Mr. Nichols and Mr. Garrett are entitled to monthly car allowances of $750 and $550 respectively. They are also entitled to participate in the insurance, health and medical benefits that are generally made available to our senior executives, 4 weeks of vacation, reimbursement of necessary and reasonable expenses incurred or paid by them in connection with the performance of their duties, and such other benefits as may be provided to our other senior executives, including participation in our 401(k) plan and stock option plans.

If, during the employment term, the Bank and/or Sun American Bancorp (i) consummates a merger, consolidation, sale of all or substantially all of its assets, or enters into a business combination whereby, following such transaction, the Bank and/or Sun American Bancorp is not the surviving corporation or (ii) enters into a transaction or series of transactions with a person, group or entity resulting in the acquisition of fifty percent (50%) or more of the then outstanding shares of common stock (or any other securities with voting rights attached thereto) of the Bank and/or Sun American Bancorp, then simultaneously with the consummation of any event set forth in this agreement, the Bank is required to pay to each of Mr. Nichols and Mr. Garrett, a bonus in cash in an amount equal two (2) times their average annual salary (including cash bonuses received, if any) for the 24 month period preceding such Triggering Event.

In the event of the death of either Mr. Nichols or Mr. Garrett during the employment term, their employment will automatically terminate as of the date of death; provided, however, that their estate or legal representative, as the case may be, shall be entitled to receive, and the Bank will pay their estate or legal representative, as the case may be, (i) the base salary owing to them through the date of death plus base salary for the remaining term of the agreement plus a twelve (12) month period subsequent thereto; and (ii) any business expenses which were properly reimbursable to the executive through the date of termination. They are entitled to no further payment upon such termination.

In the event of the incapacity of either Mr. Nichols or Mr. Garrett, the Bank may, in its sole discretion, upon written notice to them, terminate their employment under the agreement upon written notice to them; provided, however, that they or their legal representative, as the case may be, is entitled to receive, and the Bank is required to pay them or their legal representative, as the case may be, (i) the base salary owing to them under the agreement through the date they receive written notice from the Bank of their termination due to incapacity plus base salary for the remaining term of the agreement plus a twelve (12) month period subsequent thereto; and (ii) any business expenses which were properly reimbursable to them through the date of termination. They are entitled to no further payment upon such termination. For purposes of the employment agreement, "incapacity" means their inability to perform their duties and obligations on account of illness or other impairment for three (3) consecutive months.

The agreement provides that the Bank has the right to terminate either Mr. Nichols or Mr. Garrett's employment under the employment agreement at any time for cause upon written notice to them. In the event their employment under the agreement is terminated by the Bank for cause, or they voluntarily terminate their employment with the Bank prior to the end of the employment term upon ninety (90) days prior written notice from them to the Bank, they are entitled to receive, and the Bank will pay them, (i) the base salary owing to them under the agreement through the date of termination; and (ii) any accrued but unpaid any business expenses which were properly reimbursable to them through the date of termination. They will be entitled to no further payment upon such termination.

The agreement provides that the Bank has the right to terminate either of Mr. Nichols’ or Mr. Garrett’s employment without cause at any time upon thirty (30) days prior written notice to them. If the Bank terminates their employment without cause, they will be entitled to receive, and the Bank will pay them, in accordance with the Bank's regular payroll policy, (i) base salary owing to them through date of termination plus base salary for the remaining term of the agreement; and (ii) any business expenses which were properly reimbursable to them through the date of termination; and (iii) during the severance period, the health, medical insurance and other benefits which are due to them. In addition, if the Bank terminates their employment under the agreement without cause, any stock options granted by the Bank to them which have not vested or are not yet exercisable will automatically vest and become immediately exercisable by them commencing on the date of termination and continuing for such period as provided under the respective stock option plan.

The following agreement terms apply to all of our Named Executive Officers (“Executives”).

We agreed to indemnify our Executives against all claims, actions, suits, proceedings, liabilities, damages, fines, costs and expenses that they may incur in connection with the performance of their duties. During the employment term and for a period of 3 years thereafter, we will maintain directors’ and officers’ liability insurance coverage on behalf of the Executives at whatever amount of coverage we deem reasonable.

The agreements provide that the Executives cannot, anywhere in the United States, directly or indirectly: (i) acquire, or own in any manner, any interest in any entity that engages in our business, referred to as the Business in this proxy statement, or that engages in any business, activity or enterprise that competes with any aspect of the Business; or (ii) be interested in, or otherwise participate in the management or operation of, any entity that engages in any business, activity or enterprise that competes with any aspect of the Business. Our Executives can serve as an officer or director of any entity or business enterprise, or otherwise participate in educational, welfare, social, religious and civic organizations, provided that they do not serve as a director or officer of any entity or business enterprise that engages in a business that competes directly with the Business. Our Executives are permitted to make investments in the securities of any entity or business enterprise, provided that they cannot make any investments in the securities of any entity or business enterprise that engages in a business that competes directly with the Business.

Outstanding Equity Awards at Fiscal 2008 Year-End

The following table sets forth information regarding outstanding equity awards held by our Named Executive Officers at December 31, 2008.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
	Exercisable (1)	Unexercisable (1)

Michael E. Golden	7,600 60,000 56,000 20,000 8,000 — — —	— — — 30,000 32,000 90,000 50,000 150,000	$5.88 6.58 10.63 13.35 13.08 3.60 2.10 0.69	07/23/2013 08/16/2014 07/20/2015 04/18/2016 01/17/2017 01/03,2018 09/02/2018 12/18/2018	37,760	$13,991

Robert L. Nichols	24,000 6,000 8,000 4,000 — — —	6,000 4,000 12,000 16,000 30,000 20,000 50,000	6.58 10.63 13.30 13.08 3.60 2.10 0.69	08/16/2014 07/20/2015 03/14/2016 01/17/2017 01/03,2018 09/02/2018 12/18/2018	—	—

Robert K. Garrett	6,000 1,600 1,600 8,400 4,160 2,400 — — —	— — 400 5,600 6,240 9,600 18,000 10,000 25,000	5.88 5.88 6.58 10.63 13.30 13.08 3.60 2.10 0.69	04/04/2012 07/23/2013 08/16/2014 07/20/2015 03/14/2016 01/17/2017 01/03,2018 09/02/2018 12/18/2018	—	—

———————

(1)

All un-exercisable options vest at the rate of 20% per year on the first of January of the calendar year following the year in which the options were granted. By way of example, 20% of all options granted during the 2008 fiscal year vested on January 1, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In March 2005, Sun American Bank extended a line of credit to a business entity for which Mr. Stephen L. Perrone, a director of Sun American Bancorp and of Sun American Bank, is related and serves as a managing member of the limited liability company that owns the business entity. The loan was for the aggregate principal amount of approximately $3.7 million with an interest rate of 6.81%. The line of credit is secured by real estate. At December 31, 2008, the amount outstanding under the line of credit was approximately $3.7 million, which amount does not exceed the appraised value of the real estate securing the line of credit. Interest paid in 2008 was approximately $254,000. The loan was considered performing in accordance with its terms.

In March 2005, Sun American Bank extended a line of credit to a limited liability company for which Mr. Perrone is a manager. The aggregate principal amount of the line of credit is $2.0 million and has an interest rate which is variable and based upon the prime rate which is currently at 3.25%. The line of credit is secured by real estate. At December 31, 2008, the amount outstanding under the line of credit was approximately $1.2 million, which amount does not exceed the appraised value of the real estate securing the line of credit. Interest of approximately $46,000 was paid on this line of credit in 2008. The loan was considered performing in accordance with its terms.

On January 1, 2006, Sun American Bank extended a loan to a business entity that is affiliated with Mr. Alberto Valle, in the aggregate principal amount of $520,000. Mr. Valle was a vice president of the business entity. The loan was secured by real estate. The loan was repaid in full by the business entity on March 10, 2006.

On March 8, 2006, Sun American Bank extended two lines of credit to business entities affiliated with Mr. Valle, a director of Sun American Bancorp and of Sun American Bank, in the aggregate principal amount of approximately $1.1 million. Mr. Valle was a vice president of the business entity. The lines of credit were secured by real estate. The lines of credit were repaid in full during 2008.

We believe that each of the loans discussed above was provided in the ordinary course of the commercial and consumer credit business of Sun American Bank and is on the same terms and conditions as loans made by it to unrelated third parties. In addition, we believe that such loans did not involve more than the normal risk of collectibility or present other unfavorable features. All loans to officers and directors are made in accordance with Regulation O, under the Federal Reserve Act, under the same terms available to the general public without preferential treatment.

Our board of directors reviews and approves all transactions with related parties prior to the consummation of the transaction. Each transaction is reviewed to determine that a related party transaction is entered into by us with the related party on an “arms length” basis, or pursuant to normal competitive negotiation. The board of directors has not adopted formal written policies or procedures for consideration of related party transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC, initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. We believe that each filing required to be made pursuant to Section 16(a) was timely filed by our executive officers and directors, except that each of Messrs. Golden, Nichols, Garrett, Barreiro and Ross filed one Form 4 late reflecting one transaction each. Also, Messrs. Partridge and Marinello filed one Form 5 late reflecting one transaction each. In making the foregoing statements, we have relied solely upon copies of the reports received by us and certain written representations, and a review of public filings.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSAL 1.

PROPOSAL 2 – APPROVAL OF AN AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 20,000,000 TO 40,000,000

Subject to stockholder approval at the annual meeting, our board of directors adopted an amendment, referred to as the amendment in this proxy statement, to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 40,000,000. The board of directors has approved an Amended and Restated Certificate of Incorporation to include the amendment. The complete text of the proposed Amended and Restated Certificate of Incorporation is included as Appendix A to this proxy statement.

Required Vote. The affirmative vote of a majority of the outstanding shares of our common stock is necessary to approve this Proposal 2.

Reasons for the Amendment and Restatement of the Amended and Restated Certificate of Incorporation. If Proposal 2 is approved by the stockholders at the annual meeting our Amended and Restated Certificate of Incorporation will provide for 45,000,000 authorized shares consisting of 40,000,000 shares of common stock, par value $.025 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. Our board of directors believes it is in our and our stockholders’ best interests to increase the number of shares of common stock that we are authorized to issue in order to provide for future issuances of common stock for any proper corporate purpose, such as improve capital ratios of the Company and the Bank or to acquire other companies, banks or other financial institutions (although no such acquisitions are currently contemplated).

Our current Amended and Restated Certificate of Incorporation provides for 25,000,000 authorized shares consisting of 20,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of the record date, there were 11,672,773 shares of common stock issued and outstanding and there were no shares of preferred stock issued and outstanding. We reserved 7,424,025 shares of common stock for issuance in connection with previously issued securities, which are exercisable or convertible into shares of our common stock and, therefore, we have authority to issue only 903,202 shares. We will be unable to consummate certain transactions unless our Amended and Restated Certificate of Incorporation is amended to authorize the issuance of additional shares of common stock.

Amendment and Restatement of the Amended and Restated Certificate of Incorporation. If the Amended and Restated Certificate of Incorporation is approved by the stockholders at the annual meeting, the first paragraph of Article FOURTH will be revised to read as follows:

FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 45,000,000 shares, consisting of 40,000,000 shares of Common Stock, par value $.025 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share.

Upon stockholder approval, if any, the Amended and Restated Certificate of Incorporation will be amended to read as provided in the form attached hereto as Appendix A.

Dissenters’ Rights. Under Delaware law, stockholders will not have any dissenters’ or appraisal rights in connection with the amendment and restatement of our Amended and Restated Certificate of Incorporation.

Dilutive and Other Effects of Potential New Stock Issuances. The additional shares of common stock, if authorized by the adoption of this amendment, would have rights that are identical to the currently issued and outstanding shares of common stock. Adoption of this amendment and any issuance of additional shares of common stock may result in the dilution of the equity interests of existing common stockholders, reduce the proportionate voting power of existing common stockholders and may decrease the market value per share of common stock.

Although our stockholders generally do not have preemptive rights with respect to our common stock, on April 17, 2003, we entered into a participation agreement with each of McAlpine Park Lane, Inc. and McAlpine Ltd., referred to as the McAlpine entities, in connection with the sale of shares of our common stock and warrants to purchase shares of our common stock to the McAlpine entities. Under the participation agreements, the McAlpine entities have the right to purchase: (i) shares of our common stock; (ii) warrants to purchase shares of our common stock; and (iii) any security convertible into or exchangeable for our common stock or warrants offered by us in any private or public offering in an amount that will allow the McAlpine entities to maintain their respective beneficial ownership of our securities, as determined by the formula specified in the participation agreements. We must notify the McAlpine entities of all of our private and public offerings, and the McAlpine entities are required to notify us of their intention to exercise their participation rights within 30 days of the beginning of such private or public offering.

Subject to certain limitations described below, our board of directors may issue authorized, but un-issued, shares of our common stock without further stockholder approval. The board of directors does not currently intend to seek stockholder approval prior to any future issuance of additional shares of our common stock or securities convertible or exercisable into shares of our common stock, unless such stockholder approval is required by Delaware law, the rules of any exchange or other market on which our securities may then be listed or traded, our charter or bylaws then in effect, or other applicable rules and regulations.

Anti-Takeover Effect of Increase in Authorized Common Stock. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain certain provisions, including, but not limited to: (i) a provision authorizing our board of directors to issue up to 5,000,000 shares of preferred stock in one or more series and fix the powers, designations, preferences and rights of such shares of preferred stock without any stockholder approval; (ii) a provision establishing our classified board of directors; (iii) a provision requiring supermajority stockholder approval to amend the section of the Amended and Restated Certificate of Incorporation regarding the classified board of directors; and (iv) a provision related to the calling of a special meeting of stockholders that may be considered to have an anti-takeover effect.

The proposed increase in the authorized number of shares of common stock could, in some situations, also have the effect of discouraging unsolicited takeover attempts and may limit the opportunity for stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. However, the board of directors is not aware of any attempts to take control of the company and has not presented this proposal with the intent that it be utilized as an anti-takeover device.

Effective Date/Termination of the Amendment and Restatement of the Amended and Restated Certificate of Incorporation. The effective date of the amendment and the corresponding restatement will be the date on which the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware following the approval of stockholders, which date will be selected by our board of directors. If, at any time prior to the effective date of the amendment, the board of directors, in its sole discretion, determines that the amendment and the related restatement of the Amended and Restated Certificate of Incorporation is no longer in our or our stockholders’ best interests, then the amendment and the restatement of the Amended and Restated Certificate of Incorporation may be abandoned without any further action by the stockholders.

Principal Effect of Non-Approval of Proposal 2. If our stockholders do not approve this Proposal 2, we will be unable to issue new capital in an amount deemed necessary to meet regulator expectations and may be not able to maintain the Bank in a well capitalized position in the future which could negatively impact the safety and soundness of the Bank.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSAL 2.

INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Carr, Riggs & Ingram, LLC, referred to as Carr, served as our independent public accountants in 2008 and has been selected by the Audit Committee to continue for the year ended December 31, 2009. Prior to 2008, the firm of Crowe Chizek and Company LLC, referred to as Crowe, served as our independent public accountants. We do not expect that representatives of Carr will be present at the annual meeting in person or by teleconference. If a representative of Carr is present he or she will be afforded the opportunity to make a statement if they so desire and to respond to appropriate stockholder questions.

On March 31, 2008, the Audit Committee and the board of directors determined we would not renew the engagement of Crowe as our independent registered public accounting firm, in consideration of the Audit Committee’s policy to review our relationship with our external auditors. On that date, the Audit Committee and the board decided to engage Carr to serve as our independent registered public accountants with respect to the fiscal year ending December 31, 2008. The engagement of Carr was finalized on April 2, 2008. During our two most recent fiscal years and the subsequent period prior to our engagement of Carr, we did not consult with Carr regarding any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

During each of the fiscal years ended December 31, 2006 and December 31, 2007 and the subsequent interim period from January 1, 2008 through our notice to Crowe of its non-renewal on March 31, 2008: (i) there were no disagreements between us and Crowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreement, if not resolved to the satisfaction of Crowe, would have caused it to make reference to the subject matter of the disagreement in connection with its reports; and (ii) there were no “reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K). In addition, Crowe’s reports on our financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

Audit Fees

The aggregate fees billed by Carr for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2008 and for the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q for such fiscal year were approximately $125,000. The aggregate fees billed by Crowe for professional services rendered for the audit of our annual financial statements and internal controls over financial reporting for the fiscal year ended December 31, 2007 and for the reviews of the interim financial statements included in our Quarterly Reports on Form 10-QSB for such fiscal year were approximately $230,000.

Audit-Related Fees

No fees were billed by Carr for professional services rendered for assurance and related services for the fiscal year ended December 31, 2008. The aggregate fees billed by Crowe for professional services rendered for assurance and related services for the fiscal year ended December 31, 2007 was $20,600. These fees related to services performed by Crowe in connection with providing its consent to include, or incorporate by reference, our annual financial statements in filings with the SEC, including registration statements and proxy statements.

Tax Fees

The aggregate fees billed by Crowe for professional services rendered for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2008 and 2007 were $26,500 and $39,300, respectively. Tax services included federal and state tax reviews and consulting services.

All Other Fees

No fees were billed by Carr for professional services rendered, other than the services described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees,” for the fiscal year ended December 31, 2008.

The aggregate fees billed by Crowe for professional services rendered, other than the services described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees,” for the fiscal years ended December 31, 2007 were $42,425. The fees in 2007 relate to services performed by Crowe in connection with our acquisition of Beach Bank and Independent Community Bank.

The Audit Committee of the board of directors approves in advance all services to be performed by the independent public accountants. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Chairman of the Audit Committee whose action shall be considered to be that of the entire committee.

STOCKHOLDER PROPOSALS

The deadline for providing us with timely notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at our 2010 annual meeting of stockholders, referred to as the 2010 meeting in this proxy statement, will be March 30, 2010. As to all such proposals which we do not have notice on or prior to March 30, 2010, discretionary authority shall be granted to the persons designated in our proxy related to the 2010 meeting to vote on such proposals. In addition, the Rule 14a-8 requirements applicable to inclusion of stockholder proposals in our proxy materials related to the 2010 meeting require that a stockholder proposal regarding the 2010 meeting must be submitted to us at our office located at 9293 Glades Road, Boca Raton, Florida 33434, Attn: Michael E. Golden, President and Chief Executive Officer, on or prior to January 13, 2010 to receive consideration for inclusion in our proxy materials for the 2010 meeting. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

ANNUAL REPORT

THIS PROXY STATEMENT IS ACCOMPANIED BY OUR 2008 ANNUAL REPORT TO STOCKHOLDERS ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008. EACH PERSON SOLICITED UNDER THIS PROXY STATEMENT CAN OBTAIN A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE, EXCEPT FOR THE EXHIBITS TO SUCH REPORT, BY SENDING A WRITTEN REQUEST TO SUN AMERICAN BANCORP, 9293 GLADES ROAD, BOCA RATON, FLORIDA 33434, ATTENTION: SECRETARY. WE WILL FURNISH ANY EXHIBIT TO SUCH REPORT UPON REQUEST AND UPON THE PAYMENT OF A REASONABLE FEE EQUAL TO OUR REASONABLE EXPENSES IN FURNISHING SUCH EXHIBIT.

By Order of the Board of Directors,

Michael E. Golden
President and Chief Executive Officer

Boca Raton, Florida
May 14, 2009

APPENDIX A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SUN AMERICAN BANCORP
(a Delaware corporation)

Sun American Bancorp, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

A.

The name of the Corporation is Sun American Bancorp.

B.

The Amended and Restated Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on October 4, 1996 under the name Southern Security Financial Corporation. A Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on April 16, 1997 under the name Southern Security Financial Corporation. A Certificate of Merger was filed with the office of the Secretary of State of the State of Delaware on November 10, 1997 reflecting the merger of Southern Security Bank Corporation with and into Southern Security Financial Corporation. A Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on November 13, 1997 under the name Southern Security Financial Corporation. Pursuant to the amendment, Southern Security Financial Corporation changed its name to Southern Security Bank Corporation. A Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on January 27, 2000 under the name Southern Security Bank Corporation. A Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on November 15, 2001 under the name Southern Security Bank Corporation. A Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on August 13, 2002 under the name Southern Security Bank Corporation. Pursuant to the amendment, Southern Security Bank Corporation changed its name to Pan American Bancorp. A Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on June 16, 2003 under the name Pan American Bancorp. A Certificate of Amendment was filed with the office of the Secretary of State of the State of Delaware on August 11, 2003 under the name Pan American Bancorp. A Certificate of Correction was filed with the office of the Secretary of State of the State of Delaware on April 5, 2004 under the name Pan American Bancorp. A Certificate of Correction was filed with the office of the Secretary of State of the State of Delaware on April 23, 2004 under the name Pan American Bancorp. A Corrected Certificate of Correction was filed with the office of the Secretary of State of the State of Delaware on May 23, 2005 under the name Pan American Bancorp. An Amended and Restated Certificate of Incorporation was filed with the office of the Secretary of State of the State of Delaware on July 22, 2005 under the name PanAmerican Bancorp. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 12, 2006 under the name PanAmerican Bancorp. Pursuant to the amendment, Pan American Bancorp changed its name to Sun American Bancorp. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 27, 2006 to increase the number of authorized shares of common stock from 40,000,000 to 50,000,000 shares. A Certificate of Amendment was filed with the office of the Secretary of State of the State of Delaware on May 18, 2007 to effectuate a 1 for 2.5 reverse stock split of the Company’s issued and outstanding common stock and to reduce the number of shares of authorized common stock from 50,000,000 to 20,000,000 shares.

C.

The amendment and restatement herein certified have been duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “General Corporation Law of Delaware”).

D.

The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

FIRST.

The name of this Corporation is SUN AMERICAN BANCORP.

SECOND.

Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle 19808. The registered agent in charge thereof is The Company Corporation, at the same address.

THIRD.

The nature of the business, and the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all the things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

“The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.”

FOURTH.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 45,000,000 shares, consisting of 40,000,000 shares of Common Stock, par value $.025 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share, as more fully described below (the “Preferred Stock”).

Preferred Stock.

The shares of Preferred Stock may be divided and issued from time to time in one or more series as may be designated by the Board of Directors of the Corporation, each such series to be distinctly titled and to consist of the number of shares designated by the Board of Directors. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon (if any) shall accrue or be cumulative (or both). The designations, preferences and relative, participating, optional or other special rights (if any), and the qualifications, limitations or restrictions thereof (if any), of any series of Preferred Stock may differ from those of any and all other series at any time outstanding. The Board of Directors of the Corporation is hereby expressly vested with authority to fix by resolution the powers, designations, preferences and relative, participating, optional or other special rights (if any), and the qualifications, limitations or restrictions (if any), of the Preferred Stock and each series thereof which may be designated by the Board of Directors, including, but without limiting the generality of the foregoing, the following:

(1)

The voting rights and powers (if any) of the Preferred Stock and each series thereof;

(2)

The rates and times at which, and the terms and conditions on which, dividends (if any) on the Preferred Stock, and each series thereof, will be paid and any dividend preferences or rights of cumulation;

(3)

The rights (if any) of holders of the Preferred Stock, and each series thereof, to convert the same into, or exchange the same for, shares of other classes (or series of classes) of capital stock of the Corporation and the terms and conditions for such conversion or exchange, including provisions for adjustment of conversion or exchange prices or rates in such events as the Board of Directors shall determine;

(4)

The redemption rights (if any) of the Corporation and of the holders of the Preferred Stock, and each series thereof, and the times at which, and the terms and conditions on which, the Preferred Stock, and each series thereof, may be redeemed; and

(5)

The rights and preferences (if any) of the holders of the Preferred Stock, and each series thereof, upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

FIFTH.

The Directors shall have power to make and to alter or amend the By-Laws and to fix the amount to be reserved as working capital.

The By-Laws shall determine whether and to what extent the accounts and books of this Corporation, or any of them shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book or document of this Corporation, except as conferred by law or the By-Laws, or by resolution of the stockholders.

It is the intention that the objects, purposes and powers specified in the Third paragraph hereof shall, except where otherwise specified in said paragraph, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this Amended and Restated Certificate of Incorporation, but that the objects, purposes and powers specified in the Third paragraph and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

SIXTH.

Directors of the Corporation shall not be liable to either the Corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director’s duty of loyalty to the Corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchases or redemption by the Corporation; or (4) a transaction from which the director derived an improper personal benefit.

SEVENTH.

The Corporation elects not to be governed by Section 203 of the General Corporation Law of Delaware.

EIGHTH.

The Corporation shall indemnify all persons whom it may indemnify to the fullest extent allowed by the General Corporation Law of Delaware.

NINTH.

(1)

The number of directors constituting the entire Board of Directors shall be fixed from time to time exclusively by resolution passed by a majority of the whole Board of Directors, which shall in no event cause the term of any incumbent director to be shortened or cause a decrease in the number of classes of directors except as required by law. The Board of Directors shall be divided into three classes, designated Classes I, II and III, which shall be as nearly equal in number as possible. Initially, directors of Class I shall be elected to hold office for a term expiring at the annual meeting of stockholders in 2000, directors of Class II shall be elected to hold office for a term expiring at the annual meeting of stockholders in 2001, and directors of Class III shall be elected to hold office for a term expiring at the annual meeting of stockholders in 2002. At each annual meeting of stockholders following the initial classification and election, the respective successors of each class shall be elected for three-year terms.

(2)

Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the vote of the Board of Directors; and if the number of directors then in office is less than a quorum, then newly-created directorships and vacancies shall be filled by the vote of a majority of the remaining directors then in office. When the Board of Directors fills a vacancy, the director chosen to fill the vacancy shall be of the same class as the director he or she succeeds and shall hold office for the term of a director of that class and until his or her successor shall have been elected and qualified.

(3)

In addition to any requirements of law and any other provisions of this Amended and Restated Certificate of Incorporation (and not withstanding the fact that a lesser percentage may be specified by law or this Amended and Restated Certificate of Incorporation), the affirmative vote of the holders of 66 2/3% or more of the combined voting power of the then outstanding shares of all classes and series of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article NINTH of this Amended and Restated Certificate of Incorporation. Subject to the foregoing provisions of this Article NINTH, the Corporation reserves the right to amend, alter or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are subject to this reservation.

IN WITNESS WHEREOF, Sun American Bancorp has caused this Amended and Restated Certificate of Incorporation to be signed this ____ day of ____________, 2009.

ATTEST:	SUN AMERICAN BANCORP

Name: Title:	Name: Title:

REVOCABLE PROXY

SUN AMERICAN BANCORP
Annual Meeting of Stockholders – June 17, 2009

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 17, 2009

THE NOTICE OF MEETING, PROXY STATEMENT, 2008 ANNUAL REPORT AND PROXY CARD ARE
AVAILABLE AT WWW.SUNAMERICANBANK.COM

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Michael E. Golden and Robert L. Nichols and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned to appear at the Annual Meeting of Stockholders (the “Annual Meeting”) of Sun American Bancorp (the “Company”) to be held at the Company’s bank operations center located at 7300 Corporate Center Drive, Miami, Florida 33126, on Wednesday, June 17, 2009 at 9:00 a.m., E.D.T., and at any postponement or adjournment thereof, and to vote all of the shares of common stock, par value $.025 per share (the “Common Stock”), of the Company which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned directs this proxy to vote as indicated on the reverse side of this proxy card.

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, THE PERSONS NAMED HEREIN INTEND TO VOTE (1) FOR THE ELECTION OF THE EACH OF THE CLASS I DIRECTORS; AND (2) FOR THE APPROVAL OF THE AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 20,000,000 TO 40,000000. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THE PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE COMPANY’S PROXY STATEMENT.

(Continued and to be signed on reverse side)

The Board of Directors recommends a VOTE “FOR” the proposals listed below.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1.

To elect two Class I directors, to each serve for a three year term, and until his respective successor is duly elected and qualified, as more fully described in the accompanying proxy statement.

NOMINEES:
☐ FOR ALL NOMINEES	¡ Leonard F. Marinello ¡ Michael F. Rosinus

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instruction below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

2.

To approve an amendment and restatement of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 20,000,000 TO 40,000000.

☐ FOR

☐ AGAINST

☐ ABSTAIN

3.

In their discretion, the proxies are authorized to vote on any other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Should the undersigned be present and choose to vote at the Annual Meeting or at any postponement or adjournment thereof, and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of such attorneys or proxies shall be terminated and shall have no force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary or by duly executing a proxy bearing a later date.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement relating thereto, and the 2008 Annual Report to Stockholders.

DATE:__________________________________, 2009
Please Date this Proxy

Signature(s)

NOTE: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE

ANNUAL MEETING OF STOCKHOLDERS OF

SUN AMERICAN BANCORP

June 17, 2009

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.